Exhibit 99.1

Pitney Bowes Announces Second Quarter 2017 Financial Results

STAMFORD, Conn.--(BUSINESS WIRE)--August 1, 2017--Pitney Bowes Inc. (NYSE:PBI), a global technology company providing innovative technology solutions to power commerce, today reported financial results for the second quarter 2017.

Quarterly Financial Results:

  Revenue of $821 million, a decline of 2 percent as reported and flat at constant currency
  GAAP EPS of $0.26; Adjusted EPS of $0.33
  GAAP cash from operations of $31 million; free cash flow of $18 million
  Issued $400 million of 5 year notes
  Based on year-to-date results, the Company is narrowing its annual guidance range for revenue, adjusted EPS and free cash flow

"We continued to make progress on our strategic agenda in the second quarter, investing in our brand, systems, products, and capabilities,” said Marc B. Lautenbach, President and CEO, Pitney Bowes. “While our financial performance improved in certain areas, it was short of the capabilities and the potential we have created. That said, our financial performance was indicative of a company going through a transformation. Today, we are well-positioned to take advantage of the investments we have made to create the conditions for long-term success.”

Second Quarter 2017 Results

Revenue totaled $821 million for the quarter, which was a decline of two percent as reported and flat at constant currency versus prior year.

Digital Commerce Solutions revenue grew 4 percent as reported and 7 percent at constant currency. Small and Medium Business (SMB) Solutions revenue declined 3 percent as reported and 2 percent at constant currency. Enterprise Business Solutions revenue declined 4 percent as reported and 3 percent at constant currency.

GAAP earnings per diluted share (GAAP EPS) were $0.26, which included $0.09 for restructuring and asset impairment charges as well as a gain of $0.03 from the gain on sale of technology for a mining industry application, used mostly in Australia, to a channel partner. Adjusted earnings per diluted share (Adjusted EPS) were $0.33. GAAP and Adjusted EPS included a benefit of $0.05 from the resolution of tax examinations.

The Company’s earnings per share results for the second quarter are summarized in the table below:

	Second Quarter*
	2017	2016
GAAP EPS	$0.26	$0.28
Restructuring charges and asset impairments, net	$0.09	$0.09
Gain on sale of technology	($0.03)	-
Discontinued operations	-	$0.01
Adjusted EPS	$0.33	$0.39
* The sum of the earnings per share may not equal the totals above due to rounding.

GAAP Cash from Operations and Free Cash Flow Results

GAAP cash from operations during the quarter was $31 million while free cash flow was $18 million. In comparison to the prior year, free cash flow decreased primarily due to the timing of accounts payable and accrued liability payments, as well as the lower net income. During the quarter, the Company used cash to pay down $150 million of debt, pay $35 million in dividends to shareholders and $7 million for restructuring payments.

Debt Management

During the quarter, the Company issued $400 million of 3.875 percent 5-year fixed rate notes. The Company used a portion of these proceeds to repay a $150 million term loan in the second quarter. The Company intends to use the remaining proceeds, together with cash on-hand and other financing options, to repay the $385 million notes that come due in September.

Second Quarter 2017 Business Segment Reporting

The Company’s business segment reporting reflects the clients served in each market and the way it manages these segments. The reporting segment groups are the SMB Solutions group; the Enterprise Business Solutions group; and the Digital Commerce Solutions group. The segment results for the quarter and prior year may not equal the subtotals for each segment group due to rounding.

The SMB Solutions group offers mailing and office shipping solutions, financing, services, and supplies for small and medium businesses to help simplify and save on the sending, tracking and receiving of letters, parcels and flats. This group includes the North America Mailing and International Mailing segments.

The Enterprise Business Solutions group includes the global Production Mail and Presort Services segments. Production Mail provides mailing and printing equipment and services for large enterprise clients to process mail. Presort Services provides sortation services to qualify large mail and parcel volumes for postal worksharing discounts.

The Digital Commerce Solutions group includes the Software Solutions and Global Ecommerce segments. Software Solutions provide customer engagement, customer information and location intelligence software. Global Ecommerce facilitates global cross-border ecommerce transactions and domestic retail and ecommerce shipping solutions.

SMB Solutions Group
($ millions)	Second Quarter
			Y/Y	Y/Y
Revenue	2017	2016	Reported	Ex Currency
North America Mailing	$341	$343	(1%)	-
International Mailing	95	108	(11%)	(7%)
SMB Solutions	$436	$451	(3%)	(2%)

EBIT
North America Mailing	$121	$147	(18%)
International Mailing	14	12	12%
SMB Solutions	$135	$159	(15%)

North America Mailing

Equipment sales grew again this quarter driven by Mail Finishing, which includes the initial SendPro products launched last year. Field sales and inside sales, along with the web channel experienced strong growth in the quarter. This growth in equipment sales was offset by a decline in the recurring revenue streams, largely around lower service, financing and rental revenue. EBIT margin was lower than prior year largely due to the decline in recurring streams.

International Mailing

Equipment sales and recurring revenue streams both contributed to the revenue decline. The equipment sales decline was driven by weakness in the UK, France and Italy which was partially offset by growth in Japan. EBIT margin increased versus prior year due to improved equipment sales margins and lower expenses.

Enterprise Business Solutions Group
($ millions)	Second Quarter
			Y/Y	Y/Y
Revenue	2017	2016	Reported	Ex Currency
Production Mail	$86	$96	(11%)	(10%)
Presort Services	118	116	2%	2%
Enterprise Business	$204	$212	(4%)	(3%)

EBIT
Production Mail	$ 8	$13	(41%)
Presort Services	19	21	(9%)
Enterprise Business	$27	$34	(21%)

Production Mail

Equipment sales declined versus prior year largely due to lower sorter equipment placements, partially offset by higher inserter equipment sales. Support services revenue declined as a result of the shift last year of some in-house mail production clients moving to third party service bureaus who tend to self-service. EBIT margin declined from prior year primarily as a result of the decline in revenue in addition to the mix of inserter equipment sales.

Presort Services

The revenue growth was driven by higher Standard Class volumes processed along with improved revenue per piece related to Flats. EBIT margin declined from prior year driven by increased mail processing costs and the resolution of certain client contractual disputes.

Digital Commerce Solutions Group
($ millions)	Second Quarter
			Y/Y	Y/Y
Revenue	2017	2016	Reported	Ex Currency
Software Solutions	$86	$90	(4%)	(2%)
Global Ecommerce	95	83	14%	16%
Digital Commerce	$181	$173	4%	7%

EBIT
Software Solutions	$8	$10	(26%)
Global Ecommerce	(4)	(1)	>(100%)
Digital Commerce	$4	$9	(63%)

Software Solutions

The revenue decline was driven by lower license revenue. Revenue benefited from growth in Location Intelligence license revenue but was offset by lower Customer Information Management revenue. The Company is continuing to see progress in developing the indirect channel. EBIT margin declined from prior year largely driven by the lower licensing revenue.

Global Ecommerce

The sustained double-digit revenue growth was largely driven by strong volumes in the UK outbound marketplace as well as growth in domestic shipping. The EBIT loss was driven primarily by investments in market growth opportunities. The Company continues to invest in its cross-border solutions and domestic shipping capabilities.

2017 Guidance

Based on year-to-date results, the Company is narrowing its annual guidance range for revenue, adjusted EPS and free cash flow.

The Company’s guidance for the full year 2017 is now expected to be:

  Revenue, on a constant currency basis, to be in the range of flat to 1 percent growth, when compared to 2016. This has been updated from the original range of a 2 percent decline to 1 percent growth.
  Adjusted EPS to be in the range of $1.70 to $1.78. This has been updated from the original range of $1.70 to $1.85.
  Free cash flow to be in the range of $400 million to $430 million. This has been updated from the original range of $400 million to $460 million.

The Company is also narrowing its annual tax range on adjusted earnings. The Company now expects to be in the range of 31 percent to 33 percent as compared to the original range of 31 percent to 35 percent.

This guidance discusses future results, which are inherently subject to unforeseen risks and developments. As such, discussions about the business outlook should be read in the context of an uncertain future, as well as the risk factors identified in the safe harbor language at the end of this release and as more fully outlined in the Company's 2016 Form 10-K Annual Report and other reports filed with the Securities and Exchange Commission.

This guidance excludes any unusual items that may occur or additional portfolio or restructuring actions, not specifically identified, as the Company implements plans to further streamline its operations and reduce costs. Revenue guidance is provided on a constant currency basis. The Company cannot reasonably predict the impact that future changes in currency exchange rates will have on revenue and net income. Additionally, the Company cannot provide GAAP EPS and GAAP cash from operations guidance due to the uncertainty of future potential restructurings, goodwill and asset write-downs, unusual tax settlements or payments and contributions to its pension funds, acquisitions, divestitures and other potential adjustments, which could (individually or in the aggregate) have a material impact on the Company’s performance. The Company’s guidance is based on an assumption that the global economy and foreign exchange markets in 2017 will not change significantly.

Conference Call and Webcast

Management of Pitney Bowes will discuss the Company’s results in a broadcast over the Internet today at 8:00 a.m. ET. Instructions for listening to the earnings results via the Web are available on the Investor Relations page of the Company’s web site at www.pitneybowes.com.

About Pitney Bowes

Pitney Bowes (NYSE:PBI), is a global technology company powering billions of transactions – physical and digital – in the connected and borderless world of commerce. Clients around the world, including 90 percent of the Fortune 500, rely on products, solutions and services from Pitney Bowes in the areas of customer information management, location intelligence, customer engagement, shipping, mailing, and global ecommerce. And with the innovative Pitney Bowes Commerce Cloud, clients can access the broad range of Pitney Bowes solutions, analytics, and APIs to drive commerce. For additional information visit Pitney Bowes, the Craftsmen of Commerce, at www.pitneybowes.com.

Use of Non-GAAP Measures

The Company's financial results are reported in accordance with generally accepted accounting principles (GAAP); however, in our disclosures we use certain non-GAAP measures, such as adjusted earnings before interest and taxes, Adjusted EPS, revenue growth on a constant currency basis, free cash flow and Segment EBIT.

The Company reports measures such as adjusted earnings before interest and taxes (EBIT) and Adjusted EPS and adjusted income from continuing operations to exclude the impact of special items like restructuring charges, tax adjustments, goodwill and asset write-downs, and costs related to dispositions. While these are actual Company expenses, they can mask underlying trends associated with its business. Such items are often inconsistent in amount and frequency and as such, the adjustments allow an investor greater insight into the current underlying operating trends of the business.

In addition, revenue growth is presented on a constant currency basis to exclude the impact of changes in foreign currency exchange rates since the prior period under comparison. Constant currency measures are intended to help investors better understand the underlying operational performance of the business excluding the impacts of shifts in currency exchange rates over the period. Constant currency is calculated by converting our current quarter reported results using the prior year’s exchange rate for the comparable quarter. This comparison allows an investor insight into the underlying revenue performance of the business and true operational performance from a comparable basis to prior period. A reconciliation of reported revenue to constant currency revenue can be found in the Company’s attached financial schedules.

The Company reports free cash flow in order to provide investors insight into the amount of cash that management could have available for other discretionary uses. Free cash flow adjusts GAAP cash from operations for capital expenditures, restructuring payments, unusual tax settlements, contributions to the Company’s pension fund and cash used for other special items. A reconciliation of GAAP cash from operations to free cash flow can be found in the Company’s attached financial schedules.

In addition, Management uses segment EBIT to measure profitability and performance at the segment level. Segment EBIT is determined by deducting from revenue the related costs and expenses attributable to the segment. Segment EBIT excludes interest, taxes, general corporate expenses not allocated to a particular business segment, restructuring charges and goodwill and asset impairments, which are recognized on a consolidated basis. A reconciliation of Segment EBIT to the Company’s total Net Income can be found in the Company’s attached financial schedules.

Pitney Bowes has provided a quantitative reconciliation to GAAP in supplemental schedules. This information may also be found at the Company's web site www.pb.com/investorrelations.

This document contains “forward-looking statements” about the Company’s expected or potential future business and financial performance. Forward-looking statements include, but are not limited to, statements about its future revenue and earnings guidance and other statements about future events or conditions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to: declining physical mail volumes; competitive factors, including pricing pressures, technological developments, the introduction of new products and services by competitors, and fuel prices; our success in developing new products and services, including digital-based products and services, obtaining regulatory approvals, if needed, of new products if required, and the market’s acceptance of these new products and services; our ability to fully utilize the new enterprise business platform in the United States and successfully implement it internationally without significant disruptions to existing operations; a breach of security, including a cyberattack or other comparable event; the continued availability and security of key information systems and the cost to comply with information security requirements and privacy laws; the success of our investment in rebranding the Company; changes in postal or banking regulations; the risk of losing some of the Company’s larger clients in the Global Ecommerce segment; macroeconomic factors, including global and regional business conditions that adversely impact customer demand, foreign currency exchange rates, interest rates and labor conditions; capital market disruptions or credit rating downgrades that adversely impact our ability to access capital markets at reasonable costs; management of outsourcing arrangements; integrating newly acquired businesses, including operations and product and service offerings; management of customer credit risk; and other factors beyond its control as more fully outlined in the Company's 2016 Form 10-K Annual Report and other reports filed with the Securities and Exchange Commission. Pitney Bowes assumes no obligation to update any forward-looking statements contained in this document as a result of new information, events or developments.

Note: Consolidated statements of income; revenue and EBIT by business segment; and reconciliation of GAAP to non-GAAP measures for the three months and six months ended June 30, 2017 and 2016, and consolidated balance sheets as of June 30, 2017 and December 31, 2016 are attached.

Pitney Bowes Inc.
Consolidated Statements of Income
(Unaudited; in thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Revenue:
Equipment sales	$158,625	$152,641	$321,599	$312,002
Supplies	63,228	65,274	130,046	137,325
Software	86,664	90,615	164,531	168,673
Rentals	95,999	102,869	195,869	206,959
Financing	83,653	91,609	169,398	189,032
Support services	115,299	131,418	234,146	259,678
Business services	217,903	201,460	442,422	406,806

Total revenue	821,371	835,886	1,658,011	1,680,475

Costs and expenses:
Cost of equipment sales	77,189	78,055	146,751	149,594
Cost of supplies	19,909	19,624	41,380	40,314
Cost of software	24,795	26,983	50,103	53,798
Cost of rentals	21,576	18,415	42,238	38,910
Financing interest expense	12,843	13,495	25,817	28,410
Cost of support services	73,190	74,742	146,544	149,991
Cost of business services	153,063	140,830	303,906	276,368
Selling, general and administrative	297,468	289,116	603,771	615,998
Research and development	32,958	34,513	64,814	61,081
Restructuring charges and asset impairments, net	26,927	26,076	29,009	33,009
Interest expense, net	27,600	20,799	53,276	40,100

Total costs and expenses	767,518	742,648	1,507,609	1,487,573

Income before income taxes	53,853	93,238	150,402	192,902
Provision for income taxes	4,952	33,394	36,368	70,418

Income from continuing operations	48,901	59,844	114,034	122,484
Loss from discontinued operations, net of tax	-	(1,660)	-	(1,660)

Net income	48,901	58,184	114,034	120,824
Less: Preferred stock dividends attributable to noncontrolling interests	-	4,594	-	9,188

Net income - Pitney Bowes Inc.	$48,901	$53,590	$114,034	$111,636

Amounts attributable to common stockholders:
Net income from continuing operations	$48,901	$55,250	$114,034	$113,296
Loss from discontinued operations, net of tax	-	(1,660)	-	(1,660)

Net income - Pitney Bowes Inc.	$48,901	$53,590	$114,034	$111,636

Basic earnings per share attributable to common stockholders (1):
Continuing operations	$0.26	$0.29	$0.61	$0.60
Discontinued operations	-	(0.01)	-	(0.01)

Net income - Pitney Bowes Inc.	$0.26	$0.29	$0.61	$0.59

Diluted earnings per share attributable to common stockholders (1):
Continuing operations	$0.26	$0.29	$0.61	$0.59
Discontinued operations	-	(0.01)	-	(0.01)

Net income - Pitney Bowes Inc.	$0.26	$0.28	$0.61	$0.59

Weighted-average shares used in diluted earnings per share	187,377,059	188,362,278	186,944,571	190,806,261
(1)	The sum of the earnings per share amounts may not equal the totals due to rounding.

Pitney Bowes Inc.
Consolidated Balance Sheets
(Unaudited; in thousands, except share amounts)

	June 30,	December 31,
Assets	2017	2016
Current assets:
Cash and cash equivalents	$840,564	$764,522
Short-term investments	164,716	38,448
Accounts receivable, net	389,262	455,527
Short-term finance receivables, net	857,764	893,950
Inventories	121,478	92,726
Current income taxes	28,732	11,373
Other current assets and prepayments	89,061	68,637

Total current assets	2,491,577	2,325,183

Property, plant and equipment, net	327,140	314,603
Rental property and equipment, net	182,997	188,054
Long-term finance receivables, net	662,384	673,207
Goodwill	1,604,320	1,571,335
Intangible assets, net	152,019	165,172
Noncurrent income taxes	75,105	74,806
Other assets	541,806	524,773

Total assets	$6,037,348	$5,837,133

Liabilities and stockholders' equity (deficit)
Current liabilities:
Accounts payable and accrued liabilities	$1,339,287	$1,378,822
Current income taxes	17,349	34,434
Current portion of long-term debt	985,291	614,485
Advance billings	291,180	299,878

Total current liabilities	2,633,107	2,327,619

Deferred taxes on income	214,287	204,289
Tax uncertainties and other income tax liabilities	51,112	61,276
Long-term debt	2,543,476	2,750,405
Other noncurrent liabilities	565,993	597,204

Total liabilities	6,007,975	5,940,793

Stockholders' equity (deficit):
Cumulative preferred stock, $50 par value, 4% convertible	1	1
Cumulative preference stock, no par value, $2.12 convertible	463	483
Common stock, $1 par value	323,338	323,338
Additional paid-in-capital	131,691	148,125
Retained earnings	5,152,241	5,107,734
Accumulated other comprehensive loss	(859,315)	(940,133)
Treasury stock, at cost	(4,719,046)	(4,743,208)

Total Pitney Bowes Inc. stockholders' equity (deficit)	29,373	(103,660)

Total liabilities and stockholders' equity (deficit)	$6,037,348	$5,837,133

Pitney Bowes Inc.
Business Segments - Revenue and EBIT
(Unaudited; in thousands)

	Three months ended June 30,			Six months ended June 30,
	2017	2016 (1)	% Change	2017	2016 (1)	% Change
Revenue

North America Mailing	$341,096	$343,218	(1%)	$696,674	$714,671	(3%)
International Mailing	95,322	107,581	(11%)	188,380	212,567	(11%)
Small & Medium Business Solutions	436,418	450,799	(3%)	885,054	927,238	(5%)

Production Mail	85,570	95,874	(11%)	174,525	183,299	(5%)
Presort Services	118,452	115,765	2%	251,129	243,161	3%
Enterprise Business Solutions	204,022	211,639	(4%)	425,654	426,460	(0%)

Software Solutions	86,425	90,464	(4%)	164,645	168,386	(2%)
Global Ecommerce	94,506	82,984	14%	182,658	158,391	15%
Digital Commerce Solutions	180,931	173,448	4%	347,303	326,777	6%

Total revenue	$821,371	$835,886	(2%)	$1,658,011	$1,680,475	(1%)

EBIT

North America Mailing	$120,877	$146,897	(18%)	$261,885	$307,728	(15%)
International Mailing	13,969	12,468	12%	27,238	23,644	15%
Small & Medium Business Solutions	134,846	159,365	(15%)	289,123	331,372	(13%)

Production Mail	7,631	12,914	(41%)	16,595	19,738	(16%)
Presort Services	19,270	21,214	(9%)	49,987	50,124	(0%)
Enterprise Business Solutions	26,901	34,128	(21%)	66,582	69,862	(5%)

Software Solutions	7,555	10,151	(26%)	10,304	7,579	36%
Global Ecommerce	(4,030)	(683)	>(100%)	(8,300)	(4,152)	(100%)
Digital Commerce Solutions	3,525	9,468	(63%)	2,004	3,427	(42%)

Segment EBIT (2)	$165,272	$202,961	(19%)	$357,709	$404,661	(12%)

Reconciliation of segment EBIT to net income

Segment EBIT	$165,272	$202,961		$357,709	$404,661
Corporate expenses	(50,134)	(48,777)		(105,290)	(106,544)
Adjusted EBIT	115,138	154,184		252,419	298,117
Interest, net (3)	(40,443)	(34,294)		(79,093)	(68,510)
Restructuring charges and asset impairments, net	(26,927)	(26,076)		(29,009)	(33,009)
Gain on sale of technology	6,085	-		6,085	-
Acquisition/disposition related expenses	-	(576)		-	(3,696)
Income before income taxes	53,853	93,238		150,402	192,902
Provision for income taxes	(4,952)	(33,394)		(36,368)	(70,418)
Income from continuing operations	48,901	59,844		114,034	122,484
Loss from discontinued operations, net of tax	-	(1,660)		-	(1,660)
Net income	$48,901	$58,184		$114,034	$120,824
(1)	Prior period amounts have been recast to conform to the current year presentation.
(2)	Segment EBIT excludes interest, taxes, general corporate expenses, restructuring charges, and other items that are not allocated to a particular business segment.
(3)	Includes financing interest expense and interest expense, net.

Pitney Bowes Inc.
Reconciliation of Reported Consolidated Results to Adjusted Results
(Unaudited; in thousands, except per share amounts)

	Three months ended June 30,			Six months ended June 30,
	2017	2016	Y/Y Chg.	2017	2016	Y/Y Chg.

Reconciliation of reported revenue to revenue excluding currency
Revenue, as reported	$821,371	$835,886	(2%)	$1,658,011	$1,680,475	(1%)
Unfavorable impact on revenue due to currency	10,621		NM	20,166		NM
Revenue, excluding currency	$831,992	$835,886	(0%)	$1,678,177	$1,680,475	(0%)

Reconciliation of reported net income to adjusted earnings
Net income	$48,901	$58,184		$114,034	$120,824
Loss from discontinued operations, net of tax	-	1,660		-	1,660
Restructuring charges and asset impairments, net	17,751	16,931		19,104	21,559
Gain on sale of technology	(5,605)	-		(5,605)	-
Acquisition/disposition related expenses	-	364		-	2,539
Net income, as adjusted	61,047	77,139		127,533	146,582
Provision for income taxes, as adjusted	13,648	42,751		45,793	83,025
Income from continuing operations before income taxes, as adjusted	74,695	119,890		173,326	229,607
Interest, net	40,443	34,294		79,093	68,510
EBIT, as adjusted	115,138	154,184		252,419	298,117
Depreciation and amortization	43,865	45,238		88,160	89,538
EBITDA, as adjusted	$159,003	$199,422		$340,579	$387,655

Reconciliation of reported diluted earnings per share to adjusted diluted earnings per share
Diluted earnings per share	$0.26	$0.28		$0.61	$0.59
Loss from discontinued operations, net of tax	-	0.01		-	0.01
Restructuring charges and asset impairments, net	0.09	0.09		0.10	0.11
Gain on sale of technology	(0.03)	-		(0.03)	-
Acquisition/disposition related expenses	-	-		-	0.01
Diluted earnings per share, as adjusted	$0.33	$0.39		$0.68	$0.72

Note: The sum of the earnings per share amounts may not equal the totals due to rounding.

Reconciliation of reported net cash from operating activities to free cash flow
Net cash provided by operating activities (1)	$30,641	$95,091		$184,647	$158,584
Capital expenditures	(40,701)	(30,689)		(76,621)	(71,359)
Restructuring payments	6,600	12,210		19,016	33,866
Pension contribution	-	-		-	36,731
Reserve account deposits	21,860	9,110		2,514	(7,143)
Other	-	146		-	335
Free cash flow	$18,400	$85,868		$129,556	$151,014
(1)	Net cash provided by operating activities for the three and six months ended June 30, 2016 has been revised for a new accounting standard adopted January 1, 2017.

CONTACT:
Pitney Bowes Inc.
Editorial
Bill Hughes, 203-351-6785
Chief Communications Officer
or
Financial
Adam David, 203-351-7175
VP, Investor Relations